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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
Of ITEQ, Inc.:

     As independent public accountants, we hereby consent to the incorporation of our report dated March 5, 1998 related to the consolidated financial statements of ITEQ, Inc. and subsidiaries included in this Form 10-K, into ITEQ's previously filed Registration Statements on Form S-8 (Files No. 333-09051, 33-68516, 33-68518 and 33-68636) and into ITEQ's previously filed
Registration Statement File No. 333-39367 on Form S-3.

ARTHUR ANDERSEN LLP

Houston, TX
March 24, 1998